SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  February 8, 2001



                     McMoRan Exploration Co.


      Delaware              001-07791           72-1424200
 (State or other           (Commission         (IRS Employer
  jurisdiction of          File Number)       Identification
  incorporation or                                Number)
   organization)

                       1615 Poydras Street
                  New Orleans, Louisiana  70112

 Registrant's telephone number, including area code: 504)582-4000



Item 5. Other Events and Regulation FD Disclosure.

McMoRan Exploration Co. announces the following update on the status of its pending sulphur supply lawsuit hearing:

    Freeport Sulphur's sulphur supply agreement with IMC-Agrico requires good faith renegotiation of the pricing provisions if a party can establish that fundamental changes in IMC-Agrico's operations or the sulphur and sulphur transportation markets invalidate certain assumptions and result in the performance by that party becoming "commercially impracticable" or "grossly inequitable." In the fourth quarter of 1998, IMC-Agrico attempted to invoke this contract provision in an effort to renegotiate the pricing terms of the agreement. After careful review of the agreement, IMC-Agrico's operations and the referenced markets, Freeport Sulphur determined that there is no basis for renegotiation of the pricing provisions of the agreement. After discussions failed to resolve this dispute, Freeport Sulphur filed suit against IMC-Agrico seeking a judicial declaration that no basis exists under the agreement for a renegotiation of its pricing terms. IMC-Agrico has alleged that Freeport Sulphur's announced suspension of sulphur production at Main Pass and Freeport Sulphur's proposed sale of its sulphur transportation assets constitute a statement of intent to breach Freeport Sulphur's obligations under the agreement. Freeport Sulphur intends to pursue vigorously its rights under the agreement.

     IMC Agrico asserted that Freeport Sulphur cannot assign the sulphur supply contract without IMC-Agrico's consent on the basis that a sale of Freeport Sulphur's transportation and marketing assets would not constitute a sale of substantially all of Freeport Sulphur's assets, a condition IMC-Agrico asserts is necessary for an assignment without its consent, since the Main Pass facilities would not be included in the sale. In December 2000, IMC-Agrico filed a motion for summary judgment on this issue. Freeport Sulphur believes that a sale of the transportation and marketing assets would constitute substantially all of Freeport Sulphur's assets because the reclamation obligations associated with Main Pass result in these facilities having a negative value and the discontinuation of sulphur production at Main Pass did not breach the sulphur supply agreement. In February 2001, Freeport Sulphur filed a motion
for partial summary judgment on these issues.   Freeport
Sulphur and its legal advisors believe all of IMC-Agrico's claims are without merit. These motions are scheduled to be heard by the court at proceedings currently scheduled for March 2001.


Item 7.  Financial Statements and Exhibits

 This report contains the following exhibits:

  . McMoRan Exploration Co.'s audited balance sheets as of December 31, 2000 and 1999 and related audited statements of operations, cash flow and changes in stockholders' equity for each of the three years in the period ended December 31, 2000, together with accompanying notes and the report thereon of its independent public accountants (Exhibit 99.1).

  .  Computation of Ratio of Earnings to Fixed Charges (Exhibit 12.1).

  .  Consents of Arthur Andersen LLP (Exhibit 23.1) and Ryder
     Scott LP (Exhibit 23.2).




                           SIGNATURE
                       ------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              McMoRan Exploration Co.

                              By:  /s/ C. Donald Whitmire Jr.
                                   ------------------------------
                                       C. Donald Whitmire, Jr.
                                   Vice President & Controller -
                                        Financial Reporting
                                     (authorized signatory and
                                    Principal Accounting Officer)

Date:  February 8, 2001


                     McMoRan Exploration Co.
                          Exhibit Index

Exhibit
Number

12.1 Computation of Ratio of Earnings to Fixed Charges

23.1 Consent of Arthur Andersen LLP

23.2 Consent of Ryder Scott, L.P.

99.1 Balance Sheets as of December 31, 2000 and 1999
     Statements of Operations for each of the three years in the period ended December 31, 2000
     Statements of Cash Flow for each of the three years in the period ended December 31, 2000
     Statements of Changes in Stockholders' Equity for each of
       the three years in the period ended December 31, 2000 Notes to Financial Statements
     Report of Independent Public Accountants